UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010 (September 1, 2010)

MARKET & RESEARCH CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20769 (Commission File Number)	22-3341195 (IRS Employer Identification No.)

315 Post Road, 2nd Floor, Westport, CT 06880
(Address of principal executive offices and Zip Code)

(203) 226-5400
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities

On September 1, 2010, Market & Research Corp. a Delaware corporation (the “Company”) issued a promissory note (the “Note”) in the aggregate amount of One Hundred Thousand Dollars to Chase Funding Inc. an accredited investor (the “Investor”).  The Note earns interest at the rate of fourteen percent (14%) per annum and matures the earlier of (i) six (6) months from the date of the Note or (ii) upon the Company’s receipt of gross proceeds of at least $1,000,000. The Note is secured by all of the Company’s assets now owned or hereafter acquired.  In addition, the Company’s obligations under the Note are secured by a pledge of all of the Common Stock of the Company owned by Martin C. Licht, the Company’s CEO and his wife’s company, MacKenzie Design, Ltd. Gary Stein, the Company’s President, as well as Mr. Steins, wife.   In addition, Messrs. Stein and Licht agreed to assign certain amounts owed to them by the Company to the Investor In the event of a default.  Also, the Note has been guaranteed by LifeHealthCare, Inc., a public company of which Mr. Licht and Mr. Stein are officers and directors.  It is contemplated that the Investor will fund an additional $300,000 on substantially the same terms but there can be no assurance of such funding.

Pursuant to the terms of the Notes, the Company also issued an aggregate of 500,000 shares of its common stock (the “Shares”) to the Investor.  Such Shares bore restrictive legends restricting the transfer thereof unless such Shares are registered pursuant to the provisions of the Securities Act of 1933 or pursuant to an opinion of counsel to the Company stating that such disposition is in compliance with an available exemption from such registration.  In connection with the issuance, the investor was granted certain registration rights.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve  a public offering, the Investor is an “accredited investor” and/or a qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01          Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Promissory Note	Filed herewith

10.2	Security Agreement	Filed herewith

10.3	Registration Rights Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKET & RESEARCH CORP.

September 8, 2010	By:	/s/ Gary Stein
	Name:	Gary Stein
	Title:	President